EXHIBIT 10.2

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    ----------------------------------------

         THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is entered into as of this 4th day of November, 2005, by and among ______________________, as general partner ("General Partner") and those persons who have executed this Agreement, and whose names and residences are set forth in Schedule A annexed hereto, as limited partners (the "Limited Partners"). The General Partner and the Limited Partners are referred to herein collectively as the "Partners."

         WHEREAS, the General Partner formed a limited partnership under the laws of the State of Delaware;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                             THE LIMITED PARTNERSHIP
                             -----------------------

         Section 1.1. Formation. The Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         Section 1.2. Certificate of Limited Partnership. The Certificate was filed in the office of the Delaware Secretary of State on ________________. The Partners, acting directly or through an attorney-in-fact, shall execute such further documents (including amendments to the Certificate) and take such further action as shall be appropriate to comply with all requirements of law for the formation and operation of a limited partnership in the State of Delaware and all other counties and states where the Partnership may elect to do business.

         Section 1.3. Name. The name of the Partnership shall be ________________________________________ but the business of the Partnership may be conducted under any other name designated by the General Partner provided that the General Partner shall notify the Limited Partners of such proposed name change at least 30 days prior to the effective date thereof.

         Section 1.4. Purposes. The purposes of the Partnership are (i) to acquire (by capital contribution, loan or otherwise), own, manage, operate, rent, pledge, assign, sell and otherwise deal with real and personal property, tangible or intangible, or any interest therein, wherever situated, including, without limitation, interests in any corporation, limited liability company, partnership, joint venture or other form of business association, whether or not such entity has its activities or assets outside of the United States, whether or not such entity's activities could be considered high risk, and whether or not such entity is controlled by a Partner or person or entity related to a Partner (including, without limitation, a family member); interests in

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securities of any government, state, district, municipality, or other political or governmental division or subdivision; and interests in stocks, bonds, mortgages, debentures, notes, warrants, options, certificates of deposit, money market accounts, commercial paper, evidences of indebtedness or other obligations, securities or investment accounts of any type however evidenced; and (ii) to conduct such other activities as may in the discretion of the General Partner be reasonably related to the purposes set forth in clause (i) above.

         Section 1.5. Registered Agent and Office. The registered office of the Partnership shall be located at 874 Walker Road, Suite C, City of Dover, County of Kent, State of Delaware. United Corporate Services, Inc. shall be the registered agent of the Partnership for service of process. The General Partner may, at any time and from time to time, change the location of the Partnership's registered office or registered agent as it may from time to time determine upon notice of such change to all Partners. The principal place of business of the Partnership and the office of the General Partner shall be established at 270 Laurel Street, 1st Floor Office, Hartford, CT 06105, or at such other location as may be selected from time to time by the General Partner.

         Section 1.6. Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the "Partnership Year").

                                   ARTICLE II.

                                   DEFINITIONS
                                   -----------

         The following defined terms used in this Agreement shall have the respective meanings specified below.

         Section 2.1. Bankruptcy. The "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of his debts under Title 11 of the United States Code or any other foreign, federal or state insolvency law, (ii) the making by a Partner of any assignment for the benefit of his creditors, or (iii) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of his debts under any other foreign, federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period, or immediately upon a Partner's filing an answer consenting to or acquiescing in any such petition.

         Section 2.2. Capital Account. As of any date, the "Capital Account" of any Partner is equal to his actual Capital Contributions paid or contributed to the Partnership, (i) increased to reflect his allocable share of Partnership Profits for each Fiscal Year (or fraction thereof), and (ii) decreased to reflect his allocable share of Partnership Losses for each Fiscal Year (or fraction thereof) and the amount of all distributions by the Partnership to the Partner. For purposes of the preceding sentence, the amount of any distribution of property other than cash by the Partnership shall be the fair market value of such property net of liabilities secured by such property which the Partner assumes or takes subject to. Each Partner's Capital Account shall be adjusted as necessary to reflect expenditures of the Partnership that are not deductible in

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computing its taxable income and not properly chargeable to capital (including, for this purpose, any losses disallowed under Code Section 267(a)(8) or 707(b)), to the extent that such adjustments are not otherwise effected through the allocations made pursuant to Article 5. Adjustments made under the preceding sentence shall be allocated in the same ratio that Profits or Losses (as the case may be) are allocated for the Fiscal Year (or fraction thereof) in which such expenditures are incurred. Any transferee of an interest in the Partnership shall succeed to the Capital Account corresponding to the transferred interest.

         Section 2.3. Capital Contribution. The "Capital Contribution" of a Partner shall be the sum of the amounts of money and the fair market value of any shares contributed by or on behalf of such Partner to the capital of the Partnership.

         Section 2.4. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

         Section 2.5. Family Member. "Family Member" means the descendants or spouse of a Partner.

         Section 2.6. Fiscal Year. "Fiscal Year" shall mean the calendar year.

         Section 2.7. General Partner. "General Partner" shall mean Gift Liquidators, Inc. and any successor general partner.

         Section 2.8. Interest. "Interest" shall mean the percentage interest in the Partnership of a Partner. The Interest of a Partner shall be a fraction having as its numerator the Capital Account of that Partner, and having as its denominator the Capital Accounts of all of the Partners. The Interests of the General Partner and the Limited Partners are shown on Schedule A, as of the most recent revision thereof.

         Section 2.9. Limited Partners. "Limited Partners" shall mean those individuals and entities whose names and addresses are set forth as limited partners in this Agreement as amended from time to time.

         Section 2.10. Partner. "Partner" shall refer to all Limited Partners and the General Partner.

         Section 2.11. Profits and Losses. "Profits" and "Losses" shall mean, for any fiscal period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; and

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss.

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                                  ARTICLE III.

                              CAPITAL CONTRIBUTIONS
                              ---------------------

         Section 3.1. Initial Contributions. The Partners have contributed to the capital of the Partnership certain shares of common stock of Eternal Enterprise, Inc. in the amount and of the type indicated in Schedule B hereto.

         The General Partner has contributed to the capital of the Partnership by assuming certain Promissory Notes (the "Notes") issued by the Limited Partnership to the Limited Partners pursuant to the Contribution Agreement, dated November 4, 2005, between the Limited Partnership and the Limited Partners (the "Contribution Agreement") as further set forth on Schedule B hereto.

         Section 3.2. Additional Contributions and Withdrawals. No Partner shall be required to make any contribution to the capital of the Partnership other than the contributions set forth in this Article 3. No Partner shall have the right to withdraw or demand a return of all or any part of his Capital Contribution during the term of the Partnership. No interest shall be paid on Capital Contributions.

         Section 3.3. Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Limited Partner with a negative balance in his Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except
(i) as may be required by law, or (ii) in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

                                  ARTICLE IV.

                               COSTS AND EXPENSES
                               ------------------

         The Partnership shall reimburse the General Partner for all costs and expenses incurred in managing and operating the Partnership.

                                   ARTICLE V.

                              DISTRIBUTIONS OF CASH
                              ---------------------

                        ALLOCATIONS OF PROFITS AND LOSSES
                        ---------------------------------

         Section 5.1. Distributions.

         (a) The General Partner may make distributions from time to time from assets of the Partnership that are not required, in the sole judgment of the General Partner, for the establishment of reasonable reserves. Distributions shall be made to the Partners in proportion to their respective positive Capital Account balances; provided, however, that no distribution shall be made to any Limited Partner to the extent that it results or is likely to result in a negative Capital Account balance for such Limited Partner.

         (b) To the extent that the General Partner determines that the net positive cash flow of the Partnership permits, the General Partner shall make distributions sufficient to allow the Partners to satisfy their tax liabilities attributable to their ownership of Interests in the Partnership.

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         Section 5.2. Distributions Upon Liquidation. All distributions by the
Partnership upon its final liquidation and dissolution shall be made to the Partners in accordance with the positive balances in the Partners' Capital Accounts, after adjustment to reflect all Profits and Losses (including unrealized appreciation and depreciation allocable in accordance with Section
9.4 as Profits and Losses) for the Fiscal Year in which such liquidation and dissolution occurs.

         Section 5.3. General Partner's Deficit Payback Obligation. Following the distribution of liquidation proceeds, if any General Partner has a deficit balance in his Capital Account, such General Partner shall be obligated to restore such deficit balance for payment to Partners with positive Capital Account balances or to creditors of the Partnership.

         Section 5.4. Allocations of Profits and Losses. Profits and Losses for each Fiscal Year of the Partnership shall be allocated among the Partners in proportion to the average daily balances in their respective Capital Accounts; provided, however, that no Loss shall be allocated to any Limited Partner to the extent that it results or is likely to result in a negative Capital Account balance for such Limited Partner.

         Section 5.5. Credits. For all income tax purposes, credits of the Partnership claimed for a Fiscal Year shall be allocated among the Partners in proportion to the net amount of Profits or Losses allocated among the Partners for such Fiscal Year under Section 5.4.

         Section 5.6. Allocations with Respect to Contributed Shares. Income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value, in accordance with Code Section 704(c) and the Treasury Regulations in effect thereunder. Any elections or decisions relating to such allocations shall be made by the General Partner in any manner, consistent with such Regulations, that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purpose of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement, except as such Regulations may otherwise require.

         Section 5.7. Qualified Income Offset. Notwithstanding Section 5.4 above, if one or more Limited Partners receives (i) an unexpected allocation pursuant to Section 706(d) of the Code as a result of a transfer of an Interest in the Partnership or pursuant to the regulations under Section 751 of the Code as a result of the distribution of unrealized receivables to a Partner or (ii) an unexpected distribution that exceeds increases during the taxable year in the Capital Accounts of the Limited Partners to whom such distributions are made, income and gain of the Partnership shall be allocated pro rata to such Partners until such deficit balance in the Capital Accounts caused by such unexpected allocation or distribution and in excess of the dollar amount any such Partner is obligated to contribute to the Partnership is eliminated.

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         Section 5.8. Partnership Adjustments. Any increase or decrease in amount of any item of income, gain, loss, deduction or credit attributable to an adjustment to the basis of Partnership assets made pursuant to a valid election under Sections 734, 743 and 754 of the Code, and pursuant to corresponding provisions of applicable state and local income tax laws, shall be charged or credited, as the case may be, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment shall be allocated, to the Capital Accounts of those Partners entitled thereto under such laws. Any such election, however, shall be made in the sole discretion of the General Partner.

         Section 5.9. Allocations and Distributions with Respect to Transferred Interests. Profits, gains, Losses, deductions and credits allocated to a Partnership interest assigned during a Fiscal Year of the Partnership and distributions with respect thereto shall be allocated or distributed, as the case may be, to the person who was the holder of such Interest during such Fiscal Year on the basis of an interim closing or closings of the Partnership's books or in any other manner determined by the General Partner to be required by the Code or advisable in light of positions (published or unpublished) taken or likely to be taken by the Internal Revenue Service.

         Section 5.10. Time of Allocations. Except as otherwise provided in this Agreement, or as required by Section 755 of the Code, allocations pursuant to this Article 5 shall be made as of the last day of each Fiscal Year.

         Section 5.11. Compliance with Section 704(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon the dissolution of the Partnership.

                                   ARTICLE VI.

                                   MANAGEMENT
                                   ----------

         Section 6.1. Rights and Duties of Limited Partners.

         Except as may hereafter be required or permitted by the Delaware Revised Uniform Limited Partnership Act or as specifically provided herein, the Limited Partners in such capacity shall take no part whatever in the control, management, direction or operation of the affairs of the Partnership and shall have no power to act for or bind the Partnership.

         Section 6.2. Powers of the General Partner.

         (a) Subject to the limitations set forth in this Agreement, the General Partner shall perform or cause to be performed all management and operational functions relating to the business of the Partnership. Without limiting the generality of the foregoing, the General Partner is authorized on behalf of the Partnership, without the consent of any Limited Partner, to:

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               (i) invest and expend the capital and revenues of the Partnership in furtherance of the Partnership's business and pay, in accordance with the provisions of this Agreement, all expenses, debts and obligations of the Partnership to the extent that funds of the Partnership are available therefor;

               (ii) enter into agreements and contracts with any person, terminate any such agreements and institute, defend and settle litigation arising therefrom, and give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto;

               (iii) maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Partners with the reports referred to in Section 7.3;

               (iv) purchase, at the expense of the Partnership, liability, casualty, fire and other insurance and bonds to protect the Partnership's properties, business, Partners and employees and to protect the General Partner;

               (v) borrow funds needed for the operations of the Partnership, including obtaining loans from any Partner from time to time and, in connection therewith, issue notes, debentures and other debt securities and mortgage, pledge, encumber or hypothecate the assets of the Partnership;

               (vi) sell, lease, trade, exchange or otherwise dispose of all or any portion of the property or assets of the Partnership;

               (vii) employ, at the expense of the Partnership, consultants, accountants, attorneys, brokers, engineers, escrow agents and others and terminate such employment;

               (viii) execute and deliver purchase agreements, notes, leases, subleases, applications, transfer documents and other instruments necessary or incidental to the conduct of the business of the Partnership;

               (ix) permit an assignment of a Limited Partner's interest in the Partnership and admit an assignee of a Limited Partner's interest as a substituted Limited Partner in the Partnership, pursuant to and subject to the limitations of Sections 8.2 and 8.5, respectively; and

               (x) bring, defend and settle claims or litigation in the name of the Partnership.

         By executing this Agreement, each Limited Partner shall be deemed to have consented to any exercise by the General Partner of any of the foregoing powers. Any third party may rely on the signature of an officer of the General Partner as a valid exercise or execution of any of the foregoing powers on behalf of the Partnership.

         (b) To the extent the General Partner determines that it is required or otherwise in the best interests of the Partnership, the General Partner may acquire, hold and transfer, or cause to be acquired, held and transferred, any

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property of the Partnership in the name of the General Partner or a nominee, agent or trustee for the Partnership (including any General Partner acting as such) and enter into, or cause to be entered into, agreements or transactions for, and on behalf of, the Partnership, in the name of the General Partner or such nominee, agent or trustee; provided that such General Partner or such nominee, agent or trustee, in so acting, shall act solely as agent for, and on behalf of, the Partnership and will use its best efforts to conduct the business of the Partnership so as to insure that each party to any such material agreement or transaction shall be given actual notice that the entire beneficial interest in such agreement or transaction (including, without limitation, any assets covered thereby) is in the Partnership, rather than such General Partner or any such other person. All title to property beneficially owned by the Partnership and held by such General Partner or such nominee, agent or trustee shall be held in the name of the latter solely as nominee, agent or trustee for, and on behalf of, the Partnership.

         Section 6.3. Exculpation. The General Partner shall not be liable, in damages or otherwise, to the Partnership or to any of the Partners for any act or omission performed or omitted by such General Partner pursuant to the authority granted by this Agreement, unless such act or omission results from willful misconduct or bad faith. The Partnership shall indemnify, defend and hold harmless the General Partner from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by the General Partner pursuant to the authority granted by this Agreement, except where attributable to the willful misconduct or bad faith of the General Partner. The General Partner shall be entitled to rely on the advice of counsel, accountants or other independent experts experienced in the matter at issue, and any act or omission of a General Partner pursuant to such advice shall in no event subject such General Partner to liability to the Partnership or any Partner. The Partnership shall advance funds to any General Partner for the costs of defending any claim upon receipt of an undertaking from such General Partner to repay such amounts to the Partnership upon any judicial determination that such General Partner is not entitled to indemnification under this Section 6.3.

         Section 6.4. Other Activities. Any Partner may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom.

         Section 6.5. Transactions with General Partner. This Agreement shall not preclude transactions between the Partnership and the General Partner acting in and for its own account, provided that any services performed by any General Partner are services that the General Partner reasonably believes to be in the best interests of the Partnership.

         Section 6.6. Removal of General Partner. Any General Partner may be removed from the Partnership only for cause and only by action of the Limited Partners whose Interests in the Partnership aggregate more than eighty-seven percent (87%). "Cause" shall mean any action by such General Partner constituting fraud against the Partnership, or any reckless or willful violation by such General Partner of the specific terms of this Agreement. "Action of the Limited Partners" shall mean action by written instrument signed by the requisite number of Limited Partners specifically setting forth the cause for removal. The removal of a General Partner shall not constitute a waiver or exculpation by the Partnership or any Partner of any liability which such

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General Partner may have to the Partnership or any Partner in respect of the cause for his removal, and such General Partner, even though removed, shall remain entitled to exculpation and indemnification from the Partnership pursuant to Section 6.3 with respect to any matter arising prior to his removal; and provided, further, that in the event of the removal of any General Partner which is the sole remaining General Partner, the Partnership shall be dissolved, unless reconstituted by the selection of a substitute General Partner as provided in Article 9 or in accordance with Section 8.1(c).

         Section 6.7. Valuation of Interests of General Partner. In the event of removal of the General Partner with cause as hereinabove provided, the value of the General Partner's Interest in the Partnership shall be the amount of its Capital Account as shown on the audited financial statements of the Partnership for the most recently-completed Fiscal Year of the Partnership, and such amount shall be paid to the removed General Partner in 20 equal quarterly installments, without interest, commencing at the end of the first full calendar quarter following such removal.

         Section 6.8. Additional Effects of Removal of General Partner. If any General Partner is removed with cause, the removed General Partner shall receive payment in cash of all amounts accrued and owing to such General Partner, as of the date of removal including all loans made by such General Partner to the Partnership.

         Section 6.9. Tax Status of the Partnership. The General Partner covenants and agrees to use its best efforts to establish and maintain the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation.

                                  ARTICLE VII.

                                    ACCOUNTS
                                    --------

         Section 7.1. Books. The General Partner shall maintain complete and accurate books of account of the Partnership's affairs at its principal office as provided in Section 1.5. Such books of account shall include a list of the names and addresses of all Limited Partners and the Interest held by each Limited Partner. Each Limited Partner shall have the right to inspect the Partnership's books and records (including the list of the names and addresses of Limited Partners) at the offices of the General Partner upon reasonable notice.

         Section 7.2. Partners' Accounts. Separate Capital Accounts shall be maintained for each Partner, including any permitted transferee of a Partner.

         Section 7.3. Tax Returns and Information.

         (a) Within a reasonable time following the end of each Partnership Fiscal Year, the General Partner shall provide to each Limited Partner the information concerning the Partnership necessary for the preparation of the Limited Partner's income tax return(s). With the sole exception of mathematical errors in computation, the information contained therein shall be deemed conclusive and binding upon such Limited Partner unless written objection shall be lodged with the General Partner within ninety (90) days after the giving of such reports to such Limited Partner.

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         (b) The General Partner shall prepare or cause to be prepared and filed all federal, state and local tax returns of the Partnership (the "Returns") for each year for which such Returns are required to be filed. The General Partner may (but need not), in its sole and absolute discretion, make any elections under the Code, and the General Partner shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Limited Partners resulting from making or failing to make any such election.

         (c) The General Partner shall be the "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code.

                                  ARTICLE VIII.

                                    TRANSFERS
                                    ---------

         Section 8.1. General Partner.

         (a) No General Partner shall resign or withdraw from the Partnership as a General Partner without (i) the approval, written consent or ratification of the Limited Partners whose Interests aggregate more than fifty percent (50%) of the aggregate limited partnership interests, (ii) providing one or more successor General Partner in accordance with Section 8.1(c) (to whom the resigning General Partner shall assign his Interest as General Partner in the Partnership), and (iii) delivering to the Partnership an opinion of the Partnership's counsel that such resignation or withdrawal would not subject the Partnership to federal income taxation as an association taxable as a corporation and not as a partnership (a "Permitted Withdrawal"). The withdrawing General Partner shall receive upon such withdrawal an amount equal to the balance of his Capital Account as of the end of the month in which such Permitted Withdrawal takes place (based on an unaudited interim closing of the Partnership's books as of the end of such month), such payment to be made promptly following the end of such month. The withdrawing General Partner shall not participate thereafter in any Profits or Losses of the Partnership accruing after the date of resignation or withdrawal or have any rights and powers of a General Partner hereunder. Except as provided in Section 8.1(f), no General Partner may dispose of his Interest in the Partnership except to a successor General Partner.

         (b) Any other provision of this Agreement to the contrary notwithstanding, if any General Partner resigns or withdraws from the Partnership in violation of this Agreement, it shall not in respect of such resignation or withdrawal be entitled to the return of, or any payment in respect of, its Capital Contribution, and shall not be entitled to continue to participate in any Profits or Losses of the Partnership accruing after the date of such resignation or withdrawal or have any other rights and powers of a General Partner hereunder. In the event of such resignation or withdrawal by a General Partner, the Limited Partners, acting pursuant to Section 9.1, shall elect whether to carry on the business of the Partnership by election of one or more substitute General Partner.

         (c) So long as there is at least one General Partner remaining, a new General Partner may be admitted to the Partnership as a successor General Partner. Such admission to the Partnership shall be effected by the approval, written consent or ratification of the General Partner and of Limited Partners whose Interests aggregate more than fifty percent (50%).

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         (d) A General Partner may not transfer any or all of its interest in the Partnership in a manner which will result in the "termination" of the Partnership under Section 708 of the Code or constitute an event of default (or an event which, upon notice of the passage of time, or both, would constitute a default) under any agreement or instrument by which the Partnership borrowed money or by which its property is encumbered, or which would result in such General Partner (or its successor) owning an interest in the Partnership of less than one percent (1%), and any attempt to do so shall be null and void.

         (e) If a General Partner acquires an interest as a Limited Partner, such person shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner to the extent of such interest.

         (f) Upon the death or incapacity of any individual General Partner, such person's Interest in the Partnership shall become an Interest as a Limited Partner, and such person's executors, administrators or legal representatives shall become substituted Limited Partners within the meaning of Section 8.5.

         Section 8.2. Transfer of Limited Partner's Interest.

         (a) A Limited Partner has no right to withdraw or resign from the Partnership. Subject to any restrictions on transferability by operation of law or contained elsewhere in this Agreement, a Limited Partner may assign in writing his Interest in the Partnership, provided:

               (i) except as otherwise consented to by the General Partner, the assignee consents in writing in form satisfactory to the General Partner to be bound by the terms of this Agreement, including, without limitation, the agreements contained in Article 10, as if it were the assignor;

               (ii) the assignment will not jeopardize the status of the Partnership as a partnership for federal income tax purposes, cause a termination of the Partnership for the purposes of the then-applicable provisions of the Code, or violate or cause the Partnership to violate, any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law;

               (iii) if requested by the General Partner, an opinion from counsel to the assignee (which counsel and opinion shall be satisfactory to counsel for the Partnership) is furnished to the Partnership stating that, in the opinion of said counsel, such assignment would not jeopardize the status of the Partnership as a partnership for federal income tax purposes, or cause a termination of the Partnership for the purposes of the then applicable provisions of the Code, or violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation, including without limitation, any applicable federal or state securities law or cause the Partnership to be subject to any reporting requirements of any applicable federal or state securities law; and

               (iv) the balance of this Section 8.2 is complied with, and (unless otherwise consented to by the General Partner) the assignment is one of the following:

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                    (1) The transfer by a Limited Partner of all or part of his
Partnership Interest, whether on death or by inter vivos transfer (in trust or otherwise), to or for the benefit of a Family Member, or to a marital trust for the surviving spouse of a Limited Partner, or the transfer by a Limited Partner which is a trust to any Family Member who is a beneficiary thereof in accordance with the terms of the trust instrument; provided, however, that no direct assignment to a minor or incompetent is permitted except by will or intestate succession; or

                    (2) Any transfer of the Partnership Interest of a deceased or incapacitated Limited Partner by his or her executors, administrators or legal representatives, as substituted Limited Partners under Section 8.1(f), to accomplish any transfer under subparagraph (1) above; or

                    (3) The transfer by a Limited Partner of all or part of its Limited Partnership Interest to any other Partner or Partners; or

                    (4) The transfer is subject to a right of first refusal either by the Partnership or, if the Partnership declines to exercise such right, by such Partners as the General Partner may designate.

                  By executing this agreement, each Limited Partner shall be deemed to have consented to any assignment consented to by the General Partner.

         (b) Each Limited Partner agrees, upon request of the General Partner, to execute such certificates or other documents and perform such acts as the General Partner deems appropriate to preserve the status of the Partnership as a limited partnership after the completion of any assignment of an Interest in the Partnership under the laws of the jurisdiction in which the Partnership is doing business. For purposes of this Section 8.2, any transfer of an Interest in the Partnership, whether voluntary or by operation of law, shall be considered an assignment.

         (c) Each assigning Limited Partner agrees to pay upon request of the General Partner, prior to the time the General Partner consents to an assignment of his or her Interest in the Partnership, all reasonable expenses, including attorneys fees, incurred by the Partnership in connection with such assignment.

         (d) The General Partner has the right to compel the Limted Partners to exchange their partnership interests for shares of common stock of the General Partner at any time after the date hereof, upon five business days' written notice.

         Section 8.3. Assignee's Rights. Any purported assignment of an Interest in the Partnership which is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever. A permitted assignee of any Interest in the Partnership shall be entitled to receive distributions of cash or other property from the Partnership and to receive allocations of the income, gains, credits, deductions, Profits and Losses of the Partnership attributable to such Interest after the effective date of the assignment. The "effective date" of an assignment of an Interest in the Partnership under the provisions of this Section 8.3, except as otherwise consented to by the General Partner, shall be the first day of the first calendar month following receipt by the General Partner of written notice of assignment and fulfillment of all conditions precedent to such assignment provided for in this Agreement.

         Section 8.4. Satisfactory Written Assignment Required. Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of an Interest in the Partnership as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as a written assignment that conforms to the requirements of this Article 8 has been received by, and accepted and recorded on the books of, the Partnership.

         Section 8.5. Substituted Limited Partner. In addition to the requirements of Section 8.2, the assignee of all or any part of an Interest in the Partnership may become a substituted Limited Partner in place of or, in the case of an assignment of part of an Interest, in addition to his or her assignor, only upon the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. By executing this Agreement, each Limited Partner shall be deemed to have consented to any substitution or addition of an assignee of an assigning Limited Partner if permitted by the General Partner.

         Section 8.6. Substitution Required for Vote. Unless and until an assignee of all or part of an interest in the Partnership becomes a substituted or additional Limited Partner, such assignee shall not be entitled to exercise any vote with respect to such interest.

         Section 8.7. Death, Bankruptcy or Incapacity of a Limited Partner. The death, bankruptcy or adjudicated incompetency of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits and Losses of the Partnership, to receive distributions and to assign his or her interest in the Partnership pursuant to Section 8.2 or to cause the substitution of a substitute Limited Partner pursuant to Section
8.5 shall, on the happening of such an event, devolve on his or her executor, administrator, guardian or other legal representative ("Personal Representative") for the purpose of settling his or her estate or administering his or her property, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Such Personal Representative, however, shall become a substituted Limited Partner only as provided in Section 8.5 with respect to an assignee of a Limited Partner's interest in the Partnership, and any transfer by such Personal Representative shall be made only as provided in Section 8.2. The estate of the Limited Partner shall be liable for all the obligations of the deceased, bankrupt or incapacitated Limited Partner under this Agreement.

                                   ARTICLE IX.

                                   DISSOLUTION
                                   -----------

         Section 9.1. Events of Dissolution. The Partnership shall continue until the earliest to occur of the following events, which shall cause an immediate dissolution of the Partnership:

         (a) the removal, withdrawal, resignation, liquidation, dissolution, bankruptcy, death or incapacity (an "Event of Withdrawal") of a General Partner (subject to the right to continue the Partnership pursuant to this Section 9.1), provided, however, that upon the occurrence of an Event of Withdrawal, the Partnership shall not be dissolved if (1) at the time of such Event of Withdrawal there is at least one remaining General Partner and such General Partner continues to carry on the business of the Partnership, or (2) within ninety (90) days after such Event of Withdrawal, all remaining Partners agree in writing to continue the Partnership and to elect one or more successor General Partners, effective as of the occurrence of such Event of Withdrawal (the "Continuation"). Each Partner hereby agrees that if Partners holding a majority of the remaining Interests in the Partnership (the "Majority Partners") agree to the Continuation, the person elected as successor General Partner by the Majority Partners shall be authorized to exercise the Power of Attorney provided under Article 10 to execute a proxy under Section 12.3 to consent to the Continuation on behalf of any Limited Partner who is not one of the Majority Partners;

         (b) the written consent of the General Partner and of the Limited Partners whose Interests aggregate more than fifty percent (50%).

         Section 9.2. Final Accounting. Upon the dissolution of the Partnership and the failure to continue or reconstitute the Partnership as provided in
Section 9.1, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

         Section 9.3. Liquidation. Upon the dissolution of the Partnership and the failure to continue or reconstitute the Partnership as provided in Section 9.1, the General Partner or, if there is no General Partner, a person selected by the Limited Partners whose Interests aggregate more than fifty percent (50%), shall act as liquidator to wind up the affairs of the Partnership. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Partnership's assets and to wind up and liquidate the affairs of the Partnership in an orderly and business-like manner. All proceeds from liquidation shall be distributed in the following order of priority: (i) to the payment of the debts and liabilities of the Partnership and expenses of liquidation, (ii) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Partnership, and
(iii) the balance to the Partners in accordance with Section 5.2.

         Section 9.4. Distribution in Kind. If the liquidator shall determine that a portion of the Partnership's assets should be distributed in kind to the Partners, such person shall obtain an independent appraisal of the fair market value of each such asset as of a date reasonably close to the date of liquidation. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Partners (in accordance with Article 5, assuming that the property were sold for the appraised value) and distribution of any such assets in kind to a Partner shall be considered a distribution of an amount equal to the assets' appraised fair market value for purposes of Sections
5.2 and 9.3.

         Section 9.5. Cancellation of Certificate. Upon the completion of the distribution of Partnership assets as provided in Section 9.3 and 9.4, the Partnership shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate of Limited Partnership and shall take such other actions as may be necessary or appropriate to terminate the Partnership.

                                   ARTICLE X.

                                POWER OF ATTORNEY
                                -----------------

         Section 10.1. Appointment of the General Partner. Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner as his true and lawful attorney, in his name, place and stead, to execute, acknowledge, swear to, deliver, record and file (i) this Agreement and any amendment to this Agreement, (ii) the original Certificate and all amendments thereto required or permitted by law or the provisions of this Agreement, (iii) all certificates and other instruments deemed necessary or advisable by the General Partner to carry out the provisions of this Agreement or to qualify or continue the Partnership as a limited partnership or partnership wherein the Limited Partners have limited liability in the states where the Partnership may be doing business, (iv) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the substitution of assignees as substituted Limited Partners pursuant to Section 8.5, (v) all conveyances and other instruments deemed necessary or advisable by the General Partner to effect the dissolution and termination of the Partnership, (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership,
(vii) a proxy under Section 12.3 giving such Limited Partner's consent to a Continuation pursuant to Section 9.1, and (viii) all other instruments or papers which may be required or permitted by law to be filed on behalf of the Partnership.

         Section 10.2. Duration of Power. The power of attorney granted pursuant to Section 10.1: (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or dissolution of the grantor; (ii) may be exercised by the General Partner either by signing separately as attorney-in-fact for each Limited Partner or, after listing all of the Limited Partners executing an instrument, by signature of the General Partner acting as attorney-in-fact for all of them; and (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any fraction of his or her interest in the Partnership except that, where the assignee of the whole of such Limited Partner's interest in the Partnership has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by the General Partner pursuant to such power of attorney, this Agreement shall control.

         Section 10.3. Further Assurances. Each Limited Partner shall execute and deliver to the General Partner, within five (5) days after the receipt of the General Partner's request therefore, such further designations, powers of attorney and other instruments as the General Partner deems necessary or appropriate to carry out the provisions of this Agreement.

                                  ARTICLE XI.

                             AMENDMENTS TO AGREEMENT
                             -----------------------

         Amendments to this Agreement which are of an inconsequential nature (as reasonably determined by the General Partner) and do not affect the rights of the Limited Partners in any material respect, or which are contemplated by this Agreement (including, without limitation, those contemplated by Article 8), may be made by the General Partner through use of the power of attorney granted in
Article 10. Any other amendments shall be made upon the approval or written consent of the Partners holding seventy-five percent (75%) of the Interests in the Partnership. Notwithstanding anything to the contrary contained in the foregoing and except where approval of the Limited Partners is specifically provided for elsewhere in this Agreement (including, without limitation, in Sections 8.1 and 9.1), without the approval or written consent of each of the Limited Partners, no amendment shall remove the General Partner, limit the powers of the General Partner, cause the Partnership to become a general partnership, alter the liability of any Limited Partner, alter any Limited Partner's percentage interest in Profits and Losses or distributions or alter the provisions of this Article 11. The General Partner shall give written notice, in accordance with Section 13.1 hereof, to all Limited Partners promptly after any amendment has become effective, other than amendments solely for the purposes of the admission of substituted Limited Partners.

                                  ARTICLE XII.

                            MEETINGS OF THE PARTNERS
                            ------------------------

         Section 12.1. Meetings. All meetings of the Limited Partners, for any purpose, may be called by the General Partner.

         Section 12.2. Proxy. Each Limited Partner may authorize any person or persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or his attorney in fact (other than the General Partner pursuant to the general power of attorney granted herein, except as otherwise provided in clause (vii) of Section 10.1). No proxy shall be valid after the expiration of six (6) months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.

         Section 12.3. Written Consents. Whenever Limited Partners are required or permitted to take any action by vote, such action may be taken by a written consent setting forth the action so taken and signed by the Limited Partners whose Interests aggregate at least the minimum level that would be necessary to authorize or take such action.

                                  ARTICLE XIII.

                                     NOTICES
                                     -------

         Section 13.1. Method for Notices. All notices hereunder (i) shall be sent by first class mail to the address set forth for the addressee herein (except that any Partner may from time to time give notice changing his address for that purpose), and (ii) shall be effective on the date of mailing.

         Section 13.2. Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

                                  ARTICLE XIV.

                               GENERAL PROVISIONS
                               ------------------

         Section 14.1. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof.

         Section 14.2. Amendment; Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

         Section 14.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         Section 14.4. Binding Effect. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

         Section 14.5. Counterparts. This Agreement may be executed either directly or by an attorney-in-fact, in any number of counterparts of the signature page, each of which shall be considered an original.

         Section 14.6. Separability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 14.7. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 14.8. Gender and Number. Pronouns of the masculine gender are used in this Agreement for convenience of expression only, and all pronouns shall be deemed to include their masculine, feminine and neuter counterparts whenever the context requires. Whenever required by the context, singular terms shall include the plural and plural terms shall include the singular.

         Section 14.9. Waiver of Partition. Each Partner hereby irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to any Partnership property.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, either directly or by an attorney-in-fact, to be effective as of the day and year first above written. This Agreement may be executed in counterparts, all of which taken together shall constitute the entire Agreement.

                                     General Partner:

                                     -----------------------------------------


                                     By:
                                         -------------------------------------
                                         Name:
                                                ---------------------
                                         Title:
                                                ---------------------

                                    Limited Partners:

                                    By:
                                         -------------------------------------

                                         --------------------

                                    By:
                                         -------------------------------------

                                         --------------------

                                    By:
                                         -------------------------------------

                                         --------------------

                                    By:
                                         -------------------------------------

                                         --------------------

                                    By:
                                         -------------------------------------

                                         --------------------

                                   SCHEDULE A

                              PARTNERSHIP INTERESTS
                              ---------------------

                             AS OF NOVEMBER 4, 2005
                             ----------------------


General Partner:                                            Interest
----------------                                            --------


------------------                                          -----

------------------

------------------


Limited Partner:
----------------

------------------                                          ------

------------------                                          ------

------------------                                          ------

------------------                                          ------

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                                       19

                                   SCHEDULE B

                              CAPITAL CONTRIBUTIONS

                                                            Amount
Partners                                                    or Value (US$)
--------                                                    --------------
General Partner:
----------------

------------------                                          ------------

Limited PartnerS:
----------------

------------------                                          ------------

------------------                                          ------------

------------------                                          ------------

------------------                                          ------------

------------------                                          ------------



















                                       20